UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539
(State or other jurisdiction incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey		07001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events

On October 2, 2012, the named parties, as described below, entered into a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2012, by and among (i) Northfield Bank, Northfield Bancorp, Inc. (“Northfield Bancorp”) and Northfield Bancorp, MHC (“Northfield MHC”) and (ii) Flatbush Federal Savings & Loan Association, Flatbush Federal Bancorp, Inc. (“Flatbush Bancorp”) and Flatbush Federal Bancorp, MHC, (“Flatbush MHC”) as amended.

As previously disclosed in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Northfield Bancorp on September 21, 2012 (the “Proxy Statement/Prospectus”), on March 26, 2012, a Flatbush Bancorp stockholder filed a putative class action lawsuit on behalf of Flatbush Bancorp stockholders in the Supreme Court of the State of New York, County of Kings, against Flatbush Bancorp, Flatbush MHC, each member of the Flatbush Bancorp board of directors and Northfield Bancorp and Northfield MHC (the “Action”). The complaint was amended June 28, 2012. The case is captioned Robert H. Elburn et. al. v. Jesus R. Adia, D. John Antoniello, Patricia A. McKinley Scanlan, Alfred S. Pantaleone, Charles J. Vorbach, Michael J. Lincks, Flatbush Federal Bancorp, Inc., Flatbush Federal Bancorp, MHC, Northfield Bancorp, Inc. and Northfield Bancorp, MHC. The amended complaint alleges, among other things, that the Flatbush Bancorp board of directors breached its fiduciary duties by agreeing to inadequate consideration, engaging in a process that involved conflicts of interest and by failing to disclose certain material facts to Flatbush Bancorp stockholders in a registration statement filed with the Securities and Exchange Commission on June 15, 2012. The complaint also alleges that Flatbush Bancorp, Flatbush MHC, Northfield Bancorp and Northfield MHC aided and abetted the Flatbush Bancorp board of directors’ breaches of fiduciary duties.

Defendants continue to deny the allegations set forth in the amended complaint; however, to avoid the risk of the Action delaying or adversely affecting the Proposed Mergers and to minimize the expense and disruption that defending the Action would engender, Flatbush Bancorp, while not admitting that it committed any disclosure violations, agreed, pursuant to the terms of the proposed settlement, to provide certain additional disclosures related to the Proposed Mergers. The disclosures are contained in the Proxy Statement/Prospectus that was mailed to stockholders on or about September 21, 2012. Subject to completion of certain confirmatory discovery by counsel to plaintiff, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Flatbush Bancorp’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which time the Supreme Court of the State of New York will consider the fairness, reasonableness, and adequacy of the settlement. From the time of execution of the memorandum of understanding and while the Court is considering the settlement, the Class Action will be stayed and the plaintiff has agreed that he will not move or seek to obtain a temporary restraining order or injunction to delay, halt or postpone the stockholders’ vote on the Proposed Mergers or the consummation of the Proposed Mergers. If the settlement is finally approved by the Supreme Court of the State of New York, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the Proposed Mergers, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. The proposed settlement will not affect the amount of the merger consideration that Flatbush Bancorp’s stockholders are entitled to receive in the Mid-Tier Merger.

In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the Supreme Court of the State of New York for an award of attorneys’ fees and expenses to be paid by Flatbush Bancorp or its successor. Defendants and plaintiffs will negotiate in good faith regarding the appropriate amount of attorneys’ fees to be paid by Flatbush or its successor in interest if the Proposed Mergers are consummated. The fees are subject to Court approval and will not be deducted from merger consideration. Defendants, however, have reserved the right to challenge any request for an award of attorneys’ fees and expenses. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Supreme Court of the State of New York will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

Additional Information and Where to Find It

In connection with the Proposed Mergers, Northfield Bancorp has filed with the SEC, and the SEC declared effective on September 20, 2012, a registration statement on Form S-4, which includes the Proxy Statement/Prospectus, as well as other relevant documents concerning the Proposed Mergers. The Proxy Statement/Prospectus constitutes a proxy statement of Flatbush Bancorp and also a prospectus of Northfield Bancorp, and provides details regarding the Proposed Mergers and the attendant benefits and risks. A copy of the definitive Proxy Statement/Prospectus, along with a form of proxy, has been mailed to the stockholders of record of Flatbush Bancorp as of September 12, 2012. This communication is not a substitute for the Proxy Statement/Prospectus or any other document that Northfield Bancorp or Flatbush Bancorp may file with the SEC or send to their respective stockholders regarding the Proposed Mergers. YOU ARE STRONGLY URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGERS.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Northfield Bancorp and Flatbush Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of Northfield Bancorp and Flatbush Bancorp at www.enorthfield.com and www.flatbush.com.

Participants in Solicitation

Northfield Bancorp and Flatbush Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Flatbush Bancorp’s stockholders in connection with the Proposed Mergers. Information about the directors and executive officers of Northfield Bancorp and Flatbush Bancorp and information about other persons who may be deemed participants in this solicitation are included in the Proxy Statement/Prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Information about Northfield Bancorp’s executive officers and directors can be found in Northfield Bancorp’s definitive proxy statement in connection with its 2012 Annual Meeting of Stockholders filed with the SEC on April 9, 2012. Information about Flatbush Bancorp’s executive officers and directors can be found in Flatbush Bancorp’s definitive proxy statement in connection with its 2012 Annual Meeting of Stockholders filed with the SEC on May 2, 2012. Free copies of these documents can be obtained from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: October 4, 2012	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating and Chief Financial Officer